UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2005
PIKE ELECTRIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Pike Way
Mount Airy, NC 27030

(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (336) 789-2171

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On December 9, 2005, Pike Electric Corporation (the “Company”) and Pike Electric, Inc., a subsidiary of the Company (the “Borrower”), executed the Third Amendment (the “Third Amendment”) to the Amended and Restated Credit Agreement dated July 1, 2004 (the “Credit Agreement”) among the Borrower, the Company, and the lenders party thereto. In addition, on December 12, 2005, the Borrower executed a Revolving Commitment Increase Agreement with each of Bank of America, N.A. (the “BAC Increase Agreement”) and First Tennessee Bank, National Association (the “First Tennessee Increase Agreement”).
     The Third Amendment provides for an increase in the total revolving commitment under the Credit Agreement (the “Revolver”), modifies certain financial covenants of the Credit Agreement, includes an immediate 50 basis point reduction in borrowing costs on both the revolving line of credit and the term loan portions of the Credit Agreement, provides for an increased level of lease expense and allows the Company to make cash dividends to shareholders upon achieving certain defined leverage ratios.
     Under the BAC Increase Agreement and the First Tennessee Increase Agreement, Bank of America, N.A. and First Tennessee Bank, National Association each agreed to provide the Borrower a commitment of $10 million to increase the Revolver from $70 million to $90 million. After giving effect to the increase, the Borrower’s borrowing availability under the Revolver is now $50.9 million (after giving effect to $25.1 million of outstanding standby letters of credit). The term loan portions of the Credit Agreement remain at $286.1 million.
     The foregoing descriptions of the Third Amendment, the BAC Increase Agreement and the First Tennessee Increase Agreement are qualified in their entirety by the full text of such documents, which are incorporated herein by reference and filed as exhibits hereto. A copy of the news release announcing the execution of the Third Amendment, the BAC Increase Agreement and the First Tennessee Increase Agreement is being filed with this report as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     See our discussion under Item 1.01 with respect to the execution of the Third Amendment, the BAC Increase Agreement and the First Tennessee Increase Agreement, which is incorporated hereunder by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description
10.1	Third Amendment to the Amended and Restated Credit Agreement, dated as of December 9, 2005, among Pike Holdings, Inc., Pike Electric, Inc. and the lenders party thereto.

10.2	Revolving Commitment Increase Agreement, dated December 12, 2005, by and between Pike Electric, Inc. and Bank of America, N.A.

10.3	Revolving Commitment Increase Agreement, dated December 12, 2005, by and between Pike Electric, Inc. and First Tennessee Bank, National Association.

99.1
Press Release dated December 12, 2005 announcing entry into the Third Amendment to the Amended and Restated Credit Agreement, the Revolving Commitment Increase Agreement by and among Pike Electric, Inc. and Bank of America, N.A. and the Revolving Commitment Increase Agreement by and among Pike Electric, Inc. and First Tennessee Bank, National Association.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION
Date: December 13, 2005	By:	/s/ Mark Castaneda
		Name:	Mark Castaneda
		Title:	Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
December 9, 2005	1-32582
PIKE ELECTRIC CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1
Third Amendment to the Amended and Restated Credit Agreement, dated as of December 9, 2005, between Pike Holdings, Inc., Pike Electric, Inc., Pike Electric Corporation, Barclays Bank PLC and the lenders party thereto.

10.2	Revolving Commitment Increase Agreement, dated December 12, 2005, by and between Pike Electric, Inc. and Bank of America, N.A.

10.3	Revolving Commitment Increase Agreement, dated December 12, 2005, by and between Pike Electric, Inc. and First Tennessee Bank, National Association.

99.1
Press Release dated December 12, 2005 announcing entry into the Third Amendment to the Amended and Restated Credit Agreement, the Revolving Commitment Increase Agreement by and among Pike Electric, Inc. and Bank of America, N.A. and the Revolving Commitment Increase Agreement by and among Pike Electric, Inc. and First Tennessee Bank, National Association.